Exhibit 99.1

Company Contact:
Mark L. Weinstein, President & CEO
Ted I. Kaminer, CFO
Tel: (267) 757-3000
Porter, LeVay & Rose, Inc.
Linda Decker, VP — Investor Relations
Tel: (212) 564-4700
Tom Gibson, VP – Media Relations
Tel: (201) 476-0322

FOR IMMEDIATE RELEASE
BIO-IMAGING TECHNOLOGIES ANNOUNCES FIRST QUARTER 2008
FINANCIAL RESULTS
NEWTOWN, PA, May 7, 2007 – Bio-Imaging Technologies, Inc. (“Bio-Imaging”) (NASDAQ: BITI) today announced its financial results for the quarter ended March 31, 2008.
First quarter financial results exclude the operating results of Phoenix Data Systems (“PDS”) but include the combined balance sheet of PDS and Bio-Imaging as a result of the acquisition of PDS, which was completed March 24, 2008. The operating results of PDS will be included in our second quarter financial results.
Financial highlights for the first quarter 2008 include:
•	Service revenues increased 27% to $11.1 million for first quarter 2008 as compared to $8.7 million for first quarter 2007.

•	Operating income increased 130% in first quarter 2008 to $1,153,000 as compared to operating income of $501,000 for first quarter 2007.

•	Net income increased 108% to $823,000 for first quarter 2008, or $0.06 per fully diluted share, versus net income of $395,000, or $0.03 per fully diluted share, in first quarter 2007.

•	Backlog increased 24% to $96.3 million, as of March 31, 2008, as compared to $77.6 million as of March 31, 2007. These amounts do not include any backlog associated with PDS.
Mark L. Weinstein, President and Chief Executive Officer of Bio-Imaging, said, “We continue to experience strong year-over-year operating results. Based on the strength of our backlog and the positive trends in service revenue and operating income, we are reiterating our full year 2008 guidance, of service revenue in the range of $52-$55 million and earnings per share of $0.22 to $0.24. This guidance includes financial results of PDS from the acquisition date through the end of the year, and the earnings per share calculation includes the additional 2.3 million shares issued March 24, 2008 pursuant to the acquisition.”
Mr. Weinstein added, “We are extremely pleased with the on-going integration of PDS with Bio-Imaging. Together Bio-Imaging and Phoenix Data Systems will offer a more comprehensive set of clinical trial services to our pharmaceutical and biotechnology customers. The acquisition of Phoenix Data Systems expands our core clinical trial services business into the rapidly growing electronic data capture market and leverages our global operational capabilities and sales and marketing reach into pharmaceutical and biotechnology companies.”
First quarter 2008 results include CapMed revenue of $138,000 and operating expenses of $682,000. Mr. Weinstein remarked, “During the first quarter we announced CapMed’s collaboration with Staywell Health Management, which will involve bundling our ‘best-in-class’ personal health management suite with Staywell’s industry leading population health management solutions. The integration and customization work is currently being completed, and we are targeting a planned launch during the third quarter of this year. This relationship and other similar types of proposals we are working on are laying the groundwork for what we believe will be a meaningful annuity revenue stream for CapMed. We look forward to sharing additional information on this as we finalize other opportunities.”
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Mr. Weinstein concluded, “We are pleased that we are continuing on a profitable trend and are looking forward to strengthening our operating results as 2008 progresses.”
Management of Bio-Imaging Technologies, Inc. will host a conference call today at 11 am EDT to discuss the company’s financial results and achievements. Those who wish to participate in the conference call may telephone (888) 335-6674 from the U.S. or (973) 321-1100 for international callers, conference ID# 45767685 approximately 15 minutes before the call. There will be a simultaneous webcast on www.bioimaging.com. A digital replay will be available by telephone for two weeks and may be accessed by dialing (800) 642-1687, from the U.S., or (706) 645-9291, for international callers, conference ID# 45767685. The replay will also be on the website under “Investor Relations” at www.bioimaging.com for two weeks.
Bio-Imaging Technologies, Inc. is a healthcare contract service organization providing services that support the product development process of the pharmaceutical, biotechnology and medical device industries. The Company has specialized in assisting its clients in the design and management of the medical-imaging component of clinical trials since 1990. Bio-Imaging serves its clients on a global basis through its Core Labs in Newtown, PA, and Leiden, The Netherlands, along with business offices in the United States, The Netherlands, Germany and France. Phoenix Data Systems, Inc., a subsidiary of Bio-Imaging Technologies, is a leading global clinical data services provider of electronic data capture (EDC) services and a comprehensive array of broadly interoperable eClinical data solutions to the pharmaceutical and biotechnology industries. Phoenix Data Systems delivers full service EDC, a unique combination of electronic data capture, interactive voice response, reporting, and data management solutions. Through its CapMed Personal Health Management Suite, Bio-Imaging provides its Personal HealthKey™ technology, the Personal Health Record (PHR) software, and CapMed Patient Portal allowing patients to better monitor and manage their health care information. Additional information about Bio-Imaging is available at www.bioimaging.com.
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to the Company’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. You should review the Company’s filings, especially risk factors contained in the Form 10-K and the recent form 10-Q.
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BIO-IMAGING TECHNOLOGIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended
	3/31/08	3/31/07
Service revenues	11,161	8,759
Reimbursement revenues	3,078	2,316

Total revenues	$14,239	$11,075

Costs and expenses:
Cost of service revenues	6,324	5,210
Cost of reimbursement revenues	3,078	2,316
Sales & marketing. expenses	2,011	1,572
General & admin. expenses	1,673	1,476

Total cost and expenses	13,086	10,574

Income from operations	1,153	501

Interest income – net	153	157

Income before taxes	1,306	658
Income tax provision	(483)	(263)

Net income	823	395

Basic income per share	$0.07	$0.03

Weighted average number of shares — basic	12,021	11,467

Diluted income (loss) per share	$0.06	$0.03

Weighted average number of shares – diluted	12,964	12,657
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BIO-IMAGING TECHNOLOGIES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$11,109	$17,915
Accounts receivable	11,807	5,881
Prepaid expenses and other current assets	1,600	1,235
Deferred income taxes	3,033	2,930

Total current assets	27,549	27,961

Property & equipment net	9,067	7,980
Intangibles, net	2,525	450
Goodwill	28,710	6,025
Deferred income taxes	108	—
Other assets	657	641

Total assets	$68,616	$43,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,836	$1,864
Accrued expenses and other current liabilities	5,051	4,616
Deferred revenue	17,038	11,663
Current maturities of capital lease obligations	114	97

Total current liabilities	25,039	18,240

Long-term capital lease obligations	101	—
Deferred income taxes	1,270	691
Other liability	617	597

Total liabilities	27,027	19,528

Stockholders’ equity:
Common stock -	4	3
Additional paid-in capital	42,218	25,085
Accumulated other comprehensive gain	253	151
Accumulated deficit	(886)	(1,710)

Total stockholders’ equity	41,589	23,529

Total liabilities & stockholders’ equity	$68,616	$43,057

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BIO-IMAGING TECHNOLOGIES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	For the Three Months Ended
	03/31/08	03/31/07
Cash flows from operating activities:
Net income	823	395
Adjustments to reconcile net income to net cash provided by Operating activities:
Depreciation and amortization	843	534
Provision for deferred income taxes	242	240
Bad debt provision	(17)	—
Stock based compensation expense	145	75
Gain on foreign currency options	—	(10)
Changes in operating assets and liabilities:
Decrease in accounts receivable	(782)	(249)
(Increase) decrease in prepaid expenses and other current assets	(115)	6
Decrease (increase) in other assets	19	(108)
Increase (decrease) in accounts payable	535	(85)
Decrease in accrued expenses and other current liabilities	(245)	(381)
Increase in deferred revenue	1,071	1,762
Increase in other liabilities	11	5

Net cash provided by operating activities	$2,530	$2,184

Cash flows from investing activities:
Purchases of property and equipment	(1,125)	(843)
Net cash paid for acquisition	(8,257)	(3,566)

Net cash used in investing activities	$(9,382)	$(4,409)

Cash flows from financing activities:
Payments under equipment lease obligations	(56)	(141)
Excess tax benefit related to stock options	63	—
Proceeds from exercise of stock options	39	106

Net cash provided by (used in) financing activities	$46	$(34)

Net decrease in cash and cash equivalents	(6,806)	(2,259)
Cash and cash equivalents at beginning of period	17,915	16,166

Cash and cash equivalents at end of period	$11,109	$13,907

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